As filed with the Securities and Exchange Commission on February 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Saratoga Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	20-8700615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

535 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.50% Notes due 2031	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269186

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby consist of the 7.50% Notes due 2031 (the “Notes”) of Saratoga Investment Corp., a Maryland corporation (the “Registrant”). The Notes are expected to be listed on the New York Stock Exchange under the trading symbol “SAV” and to trade thereon within 30 days of issuance.

For a description of the Notes, reference is made to (i) the information set forth in the section captioned “Description of our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-269186) (including the information incorporated or deemed to be incorporated by reference therein, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the section captioned “Description of the Notes” in the Registrant’s prospectus supplement dated January 29, 2026 as filed with the Commission on January 30, 2026, pursuant to Rule 424(b)(2) under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Incorporation of Saratoga Investment Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 13, 2007).

3.2	Articles of Amendment of Saratoga Investment Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 3, 2010).

3.3	Articles of Amendment of Saratoga Investment Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2010).

3.4	Third Amended and Restated Bylaws of Saratoga Investment Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on January 6, 2021).

4.1	Form of Indenture by and between Saratoga Investment Corp. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit (d)(4) to the Registrant’s Registration Statement on Form N-2 (File No. 333-186323) filed on April 30, 2013).

4.2	Sixteenth Supplemental Indenture, dated as of February 6, 2026, by and between Saratoga Investment Corp. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, relating to the 7.50% Notes due 2031 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on February 6, 2026).

4.3	Form of Global Note with respect to the 7.50% Notes due 2031 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on February 6, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 6, 2026

Saratoga Investment Corp.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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